Exhibit 21.1

Subsidiaries

Name	Jurisdiction

175 E. Union Road, LLC	Delaware (U.S.)
13500 S. Harlem Ave, LLC	Delaware (U.S.)
AP GP Holdings, LLC	Delaware (U.S.)
AP Service Company, LLC	Delaware (U.S.)
AP WIP Data Center, LLC	Delaware (U.S.)
AP WIP Data Center Holdings, LLC	Delaware (U.S.)
AP WIP Domestic Investments II, LLC	Delaware (U.S.)
AP WIP Domestic Investments III, LLC	Delaware (U.S.)
AP WIP Holdings, LLC	Delaware (U.S.)
AP WIP International Holdings, LLC	Delaware (U.S.)
AP WIP International Holdings III, LLC	Delaware (U.S.)
AP WIP Investments, LLC	Delaware (U.S.)
AP WIP Investments Borrower, LLC	Delaware (U.S.)
AP WIP Investments Holdings, LP	Delaware (U.S.)
AP WIP ArcCo Investments, LLC	Delaware (U.S.)
AP WIP Tower, LLC	Delaware (U.S.)
AP WIP Tower Investments, LLC	Delaware (U.S.)
AP WIP Union Holdings, LLC	Delaware (U.S.)
AP Wireless Infrastructure Partners, LLC	Delaware (U.S.)
AP Wireless Investments I, LLC	Delaware (U.S.)
APW OpCo LLC	Delaware (U.S.)
AP Working Capital, LLC	Delaware (U.S.)
Gravity Pad Partners, LLC	Delaware (U.S.)
Gravity Pad Partners II, LLC	Delaware (U.S.)
AP WIP Tower International Investments, LLC AP WIP ArcCo International Investments, LLC AP Wireless Australia Pty Ltd	Delaware (U.S.) Delaware (U.S.) Australia
AP Wireless Investments Australia Pty Ltd	Australia
AP Wireless Belgium, BVBA	Belgium
AP Wireless Brasil Gestao De Investimentos E Participacoes, Ltda	Brazil
AP Wireless Brasil Investimentos Imobiliarios, Ltda	Brazil
AP Wireless Canada, ULC	Canada
AP Wireless Investments, ULC	Canada
Telecom Finance Group, SpA	Chile
Telecom Finance Group Investments, SpA	Chile
AP Wireless Colombia Investments, S.A.S.	Colombia
AP Wireless Colombia Services, S.A.S.	Colombia
Compagnie Fonciere de Telecommunication	France

Fonciere Francaise de Telecommunication	France
Fonciere Regionale de Telecommunication	France
Infrastructure Telecom Investissement SNC	France
AP Wireless Deutschland GmbH	Germany
AP Wireless Deutschland II GmbH	Germany
AWC GmbH	Germany
Pannon Antenna, Kft	Hungary
Pannon Antenna Investments, Kft	Hungary
AP Wireless Ireland Investments Ltd	Ireland
AP Wireless Ireland ServiceCo Ltd	Ireland
AP Wireless Italia SRL	Italy
AP Wireless Italia InfraRe S.R.L.	Italy
AP Wireless Italia Investment S.p.A.	Italy
Flumenis S.P.A.	Italy
Temagest SRL	Italy
Tower DAS S.r.l.	Italy
AP WIP International Holdings II, Sarl	Luxembourg
AP WIP International Holdings IV, Sarl	Luxembourg
APW de Mexico, SRL	Mexico
APW Servicios, SRL	Mexico
APW Servicios Operativos, SRL	Mexico
AP Wireless Netherlands B.V.	Netherlands
AP Wireless Netherlands Asset Management I B.V.	Netherlands
AP Wireless Netherlands Asset Management II B.V.	Netherlands
AP Wireless Netherlands Asset Management III B.V.	Netherlands
AP Wireless Netherlands Asset Management IV B.V.	Netherlands
AP Wireless Netherlands Asset Management V B.V.	Netherlands
AP Wireless Netherlands Asset Management VI B.V.	Netherlands
Telecom Vastgoed, B.V.	Netherlands
APWPT II Investimentos, S.A.	Portugal
APWPT Gestao, S.A.	Portugal
AP Wireless Puerto Rico, LLC	Puerto Rico
AP Wireless Puerto Rico Investments, LLC	Puerto Rico
Dacia Antena, S.R.L.	Romania
Dacia Antena Investments, S.R.L.	Romania
Portfolio Telecom (pty) Limited	South Africa
Portfolio Telecom Investments (pty) Limited	South Africa
Telecom Iberica De Inversiones, S.L.	Spain
Telecom Iberica Patrimonial, S.L.	Spain
Uluslararsi Anadolu Telekomunikasyon Yatirimcari Ticaret, Ltd.Sti	Turkey
AP Mast Site Management Ltd	United Kingdom
AP Wireless (UK) Limited	United Kingdom
AP Wireless II (UK) Limited	United Kingdom
AP Wireless Ireland Limited Partnership	United Kingdom

Cell: CM Ltd	United Kingdom
Cell: CM (Saltire) Ltd	United Kingdom